Exhibit 15 (a)
Consent of independent registered public accounting firm

We consent to incorporation by reference in the registration statements on Form S-8 (No. 33-65972, No. 33-80027, No. 333-91287, No. 333-70215, No. 333-91289, No. 333-39204, No. 333-75542, No. 333-87852, No. 333-119375, No. 333-125280, No. 333-104104, No. 333-140784 and No. 333-151797) and in the registration statement on Form F-3 (No. 333-149511) of Koninklijke Philips Electronics N.V. of our report dated February 23, 2009 with respect to the consolidated balance sheets of Koninklijke Philips Electronics N.V. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2008 and the effectiveness of internal control over financial reporting as of December 31, 2008, which report appears in the December 31, 2008 annual report on Form 20-F of Koninklijke Philips Electronics N.V.
Our report dated February 23, 2009 refers to the adoption of the provisions of SFAS No. 158, ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans’ effective December 31, 2006.
Our report dated February 23, 2009 also includes an explanatory paragraph that states that Koninklijke Philips Electronics N.V. and subsidiaries acquired VISICU Inc., Philips Healthcare Informatics Limited (formally known as Tomcat Ltd.), Shenzhen Goldway Industrial Inc., Dixtal Biomédica Indústria e Comércio Ltda., Dixtal Tecnologia Indústria e Comércio Ltda., Alpha X-Ray Technologies, and Melhk Ltd. (together “the Acquired Companies”) during 2008, and management excluded from its assessment of the effectiveness of Koninklijke Philips Electronics N.V. and subsidiaries’ internal control over financial reporting as of December 31, 2008, the Acquired Companies’ internal control over financial reporting. Our audit of internal control over financial reporting of Koninklijke Philips Electronics N.V. and subsidiaries also excluded an evaluation of the internal control over financial reporting of the Acquired Companies.

Amsterdam, The Netherlands
/s/ KPMG Accountants N.V.
February 23, 2009	KPMG ACCOUNTANTS N.V.